

FOURTH QUARTER AND FULL YEAR 2019

EARNINGS CONFERENCE CALL

March 12, 2020

SPARTAN®

FORWARD-LOOKING STATEMENT

This presentation contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this presentation are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this presentation, whether as a result of new information, future events, or otherwise.

OVERVIEW – 2019 VS. 2018


Revenue ($ M)
$570.5
$756.5
FY18
FY19


Income from Continuing Operations ($ M) (EPS)
$18.1
$0.52
$36.8
$1.03
FY18
FY19

- Revenue from continuing operations in 2019 up $186.0M, or 32.6%, to $756.5M from $570.5M
  - FVS up $188.3M, or 48.6% – increased sales of delivery vehicles in all vehicle classes
  - SCV down $7.3M, or 3.8% – Sales from Royal acquisition offset by a decrease in luxury motor coach sales

- Income from continuing operations in 2019 up $18.7M, or 103.3%, to $36.8M
  - Reflects FVS volume, improved pricing, productivity improvements and Royal acquisition
- EPS from continuing operations increased $0.51, or 98.1%, to $1.03 from $0.52 last year

BUSINESS TRANSFORMATION

- The ER divestiture marks an important step in our business transformation
- E-commerce, electrification and autonomous technologies are driving dramatic change in the industry
- Provides speed and flexibility to further focus on accelerating growth and profitability in our commercial, fleet, delivery, and specialty vehicles markets
- Provides additional resources and capital to better serve our target growth markets and to better serve our customers
- New corporate name, subject to shareholder approval, in the coming months

GROWTH STRATEGY AT WORK

Coast-to-coast Flexible Manufacturing capabilities now serving 80%* of the US population



CINTAS
Dr Pepper
prime
POLICE

*Within 300 mile radius of manufacturing locations

INITIATIVES TO SUPPORT GROWTH STRATEGY

- Launched the purpose-built Velocity M3 walk-in cargo van at NTEA work truck show
- Opened new 105,000 sq. ft facility in Bristol, IN to support WIV production, R&D and aftermarket parts
- Started new customized modification center in Charlotte, MI to support Isuzu dealers
- Continue to gain market share in Class A 400HP luxury motor coach, ending 2019 at 28%
- Royal Truck Body performing better-than-expected
  - Six facilities located in California, Arizona and Texas
  - Enhanced product portfolio


VELOCITY M3





FINANCIAL REVIEW
4TH QUARTER & FULL YEAR 2019

SPARTAN

OVERVIEW – 2019 VS. 2018



Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$35.4
6.2%
$64.0
8.5%
FY18
FY19

- Adjusted EBITDA from continuing operations rose $28.6M to $64.0M
- Adjusted EBITDA margin from continuing operations increased 230 basis points to 8.5% of sales compared to 6.2% of sales
  - Primary driven by volume and mix, pricing, improved productivity and Royal acquisition



Adjusted Net Income ($ M) (Adj EPS)
$23.0
$0.66
$43.9
$1.24
FY18
FY19

- Adjusted net income from continuing operations rose 90.9% to $43.9M from $23.0M
- Adjusted EPS from continuing operations of $1.24 versus $0.66 a year ago
- Backlog from continuing operations up 31.3% to $336.6M from $256.4M a year ago.
  - Excluding the unique USPS truck body order, backlog totaled $336.6M, up 136.0% compared to $142.6M in 2018

OVERVIEW – 4Q19 VS. 4Q18



Revenue ($ M)
$173.9
$180.0
4Q18
4Q19



Income from Continuing Operations ($ M) (EPS)
$14.3
$4.4
$0.12
$0.40
4Q18
4Q19

- Revenue from continuing operations in 4Q19 up $6.1M, or 3.5%, to $180.0M from $173.9M
  - FVS up $1.5M, or 1.2% – increased sales of delivery vehicles in all vehicle classes
  - SCV up $1.6M, or 3.5% – Inclusion of Royal truck body offset by a decrease in luxury motor coach sales

- Income from continuing operations in 4Q19 rose $9.9M, or 225.0%, to $14.3M
  - Reflects volume and mix, improved pricing, productivity improvements and Royal acquisition
- EPS from continuing operations increased $0.28, or 233.3%, to $0.40 from $0.12 last year

OVERVIEW – 4Q19 VS. 4Q18



Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$9.4
5.4%
$23.6
13.1%
4Q18
4Q19

- Adjusted EBITDA from continuing operations rose $14.2M to $23.6M
- Adjusted EBITDA margin from continuing operations increased 770 basis points to 13.1% of sales compared to 5.4% of sales
  - Primary driven by volume and mix, the Royal Truck Body contribution, partially offset lower luxury motor coach chassis volume



Adjusted Net Income ($ M) (Adj EPS)
$6.2
$0.17
$16.5
$0.47
4Q18
4Q19

- Adjusted net income from continuing operations rose 166.1% to $16.5M from $6.2M
  - Reflects increased volume, improved pricing, productivity improvements and Royal acquisition
- Adjusted EPS from continuing operations of $0.47 versus $0.17 a year ago

FLEET VEHICLES & SERVICES – 4Q19


FVS Revenues ($ M)
$131.0
$132.5
4Q18
4Q19


FVS Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$21.1
$6.5
5.0%
15.9%
4Q18
4Q19

- Revenue up $1.5M to $132.5M from $131.0M
  - Prior year includes $34.1M of USPS pass-through revenue
- Adjusted EBITDA increased by $14.6M to $21.1M from $6.5M due to mix, more favorable material costs, and improved pricing
- Adjusted EBITDA margin increased 1090 basis points to 15.9% of sales from 5.0%
- Excluding the USPS truck body order, backlog totaled $305.9M, up $200.9M or 191.3% compared to $105.0 at December 31, 2018

SPECIALTY CHASSIS & VEHICLES – 4Q19


SCV Revenues ($ M)
$45.8
$47.4
4Q18
4Q19


SCV Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$5.3
$6.6
11.6%
13.9%
4Q18
4Q19

- Revenue up $1.6M, or 3.5%, to $47.4M from $45.8M last year
  - Royal Truck Body contributions partially offset by $8.6M decrease in luxury motor coach chassis sales
- SCV adjusted EBITDA increased $1.3M to $6.6M from $5.3M
- Adjusted EBITDA margin improved 230 basis points to 13.9% of sales from 11.6% of sales
  - Due to Royal Truck Body offset by luxury motor coach chassis
- Backlog down 18.6% to $30.7M, compared to $37.7M at December 31, 2018.

BALANCE SHEET

($000's)	Dec 31, 2019	Dec 31, 2018
Assets		
Cash	$ 19,349	$ 27,439
Accts Receivable	58,874	68,009
Contract Assets	10,898	9,229
Inventory	59,456	39,213
Current Assets Held for Sale	90,725	97,487
PP&E	40,074	32,485
Right of Use Assets-Operating Leases	32,147	-
Other Assets	139,014	40,732
Noncurrent Assets Held for Sale	-	39,190
Total Assets	**$ 450,537**	**$ 353,784**
Liabilities & Shareholders' Equity		
Accts Payable	$ 54,713	$ 73,384
Current Liabilities Held for Sale	49,601	43,077
Long-term Operating Lease Liability	27,241	-
Long-term Debt	88,670	25,547
Other Liabilities	58,565	25,694
Total Liabilities	**278,790**	**167,702**
Shareholders' Equity	171,747	186,082
Total Liabilities & Equity	**$ 450,537**	**$ 353,784**
Total Liquidity		
Cash	$ 19,349	$ 27,439
Net Borrowing Capacity	60,499	86,410
Total Liquidity	**$ 79,848**	**$ 113,849**

- Total liquidity of $79.8M at 4Q19 reflects:
  - $19.3M cash on hand
  - $60.5M of borrowing capacity
- Long-term debt of $88.7M at 12/31/19
  - Reflects $25.0M paid down on the revolving credit facility post the RTB acquisition
  - Paid down additional $30M on February 1st, 2020

FINANCIAL OUTLOOK - 2020

2020 Guidance				
($M except per share)	Low	Mid-point	High	MP% Increase Over 2019
Revenue*	$730	$755	$780	0%
Income from continuing operations	$37	$40	$43	9%
Adjusted EBITDA	$66	$70	$74	9%
EPS	$1.04	$1.12	$1.20	9%
Adjusted EPS	$1.20	$1.28	$1.36	3%

**Includes USPS chassis pass-thru revenue of $15M in 2020 compared to $91M in 2019.*

CLOSING REMARKS

- Business transformation, coupled with last year's solid performance, provides a strong foundation for accelerated growth in 2020
- Significant opportunity as we refine our focus on the long-term drivers of our core markets
- We have the speed and flexibility to accelerate the growth and profitability of commercial, fleet, delivery and specialty vehicle markets where we see the most opportunity

APPENDIX



RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This presentation contains adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which is a non-GAAP financial measure. This non-GAAP measure is calculated by excluding items that we believe to be infrequent or not indicative of our continuing operating performance. In the fourth quarter of 2019, in connection with the divestiture of our ER business, we refined the definition of adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA for all prior periods presented have been recast to conform to the current presentation.

We present the non-GAAP measure adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual and long-term incentive compensation for our management team.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Financial Summary (Non-GAAP)
(In thousands, except per share data)
(Unaudited)

Spartan Motors, Inc.	Three Months Ended December 31, 2019	% of sales	Three Months Ended December 31, 2018	% of sales	Twelve Months Ended December 31, 2019	% of sales	Twelve Months Ended December 31, 2018	% of sales
Income from continuing operations	$ 14,285	7.9%	$ 4,416	2.5%	$ 36,790	4.9%	$ 18,116	3.2%
Net (income) loss attributable to non-controlling interest	(154)		-		(140)		-	
Add (subtract):								
Restructuring and other related charges	46		152		316		662	
Acquisition related expenses and adjustments	1,544		1,150		3,531		1,952	
Non-cash stock-based compensation expense	1,403		949		5,281		4,027	
Deferred tax asset adjustment	-		(14)		135		(313)	
Tax effect of adjustments	(619)		(440)		(2,056)		(1,433)	
Adjusted net income	$ 16,505	9.2%	$ 6,213	3.6%	$ 43,857	5.8%	$ 23,011	4.0%
Income from continuing operations	$ 14,285	7.9%	$ 4,416	2.5%	$ 36,790	4.9%	$ 18,116	3.2%
Net (income) loss attributable to non-controlling interest	(154)		-		(140)		-	
Add (subtract):								
Depreciation and amortization	2,028		1,562		6,073		6,214	
Taxes on income	3,426		860		10,355		3,334	
Interest expense	1,008		263		1,839		1,080	
EBITDA	$ 20,593	11.4%	$ 7,101	4.1%	$ 54,917	7.3%	$ 28,744	5.0%
Add (subtract):								
Restructuring and other related charges	46		152		316		$ 662	
Acquisition related expenses and adjustments	1,544		1,150		3,531		1,952	
Non-cash stock-based compensation expense	1,403		949		5,281		4,027	
Adjusted EBITDA	$ 23,586	13.1%	$ 9,352	5.4%	$ 64,045	8.5%	$ 35,385	6.2%
Diluted net earnings per share	$ 0.40		$ 0.12		$ 1.03		$ 0.52	
Add (subtract):								
Restructuring and other related charges	-		-		-		0.02	
Acquisition related expenses and adjustments	0.04		0.03		0.11		0.06	
Non-cash stock-based compensation expense	0.05		0.03		0.15		0.11	
Deferred tax asset adjustment	-		-		-		(0.01)	
Tax effect of adjustments	(0.02)		(0.01)		(0.05)		(0.04)	
Adjusted diluted net earnings per share	$ 0.47		$ 0.17		$ 1.24		$ 0.66	

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Financial Summary (Non-GAAP)
Consolidated
(In thousands, except per share data)
(Unaudited)

	Forecast Year Ending December 31, 2020		
	Low	**Mid**	**High**
Income from continuing operations	$ 36,978	$ 39,786	$ 42,594
Add:			
Depreciation and amortization	11,098	11,098	11,098
Interest expense	1,048	1,048	1,048
Taxes	10,428	11,220	12,012
Add (subtract):			
Non-cash stock-based compensation and other charges	6,800	6,800	6,800
Adjusted EBITDA	$ 66,352	$ 69,952	$ 73,552
Earnings per share	$ 1.04	$ 1.12	$ 1.20
Add:			
Non-cash stock-based compensation and other charges	0.19	0.19	0.19
Less tax effect of adjustments	(0.03)	(0.03)	(0.03)
Adjusted earnings per share	$ 1.20	$ 1.28	$ 1.36



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